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                                                          EXHIBIT 10.25


                              EMPLOYMENT AGREEMENT


                                 BY AND BETWEEN


                                 MICHAEL J. LOTZ


                                       AND

                              MESA AIR GROUP, INC.











                           DATED AS OF JANUARY 1, 2001
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                              EMPLOYMENT AGREEMENT


      EMPLOYMENT AGREEMENT (this "Agreement") made and entered into as of January 1, 2001, by and between Mesa Air Group, Inc., a Nevada corporation (the "Company"), and Michael J. Lotz ("Executive").


                                    RECITALS

      The Company and Executive are parties to an employment agreement dated as of January 1, 1999, as amended on March 22, 2000. The parties have agreed to enter into this Agreement, which supersedes the existing agreement.


                                    ARTICLE I
                                 DUTIES AND TERM

      1.1 EMPLOYMENT . In consideration of their mutual covenants and other good and valuable consideration, the receipt, adequacy and sufficiency of which are acknowledged, the Company agrees to hire Executive, and Executive agrees to remain in the employ of the Company, upon the terms provided in this Agreement.

      1.2 POSITION AND RESPONSIBILITIES .

            (a) Executive shall serve as the President and Chief Operating Officer of the Company. Executive agrees to perform services, not inconsistent with his position, as are from time to time assigned to him by the Board of Directors of the Company.

            (b) During the period of his employment under this Agreement, Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties under this Agreement, but Executive shall have the right to engage in personal business and to participate in charitable and civic activities, during normal business hours and otherwise, as long as such business and activities do not unreasonably interfere with Executive's duties to the Company.

      1.3 TERM . The term of Executive's employment under this Agreement shall commence on January 1, 2001, and shall continue, unless sooner terminated, until December 31, 2005.

      1.4 LOCATION . During the period of his employment under this Agreement, Executive shall not be required, except with his prior written consent (which may be withheld in his discretion), to relocate his principal place of employment outside Maricopa County, Arizona. Required travel on the Company's business shall not be deemed a relocation so long as Executive


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is not required to provide his services under this Agreement outside of Maricopa
County, Arizona, for more than 50% of his working days during any consecutive six-month period.

                                   ARTICLE II
                                  COMPENSATION

      For all services rendered by Executive in any capacity during his employment under this Agreement, including, without limitation, services as a director, officer or member of any committee of the Board of the Company or of the board of directors of any subsidiary of the Company, the Company shall compensate Executive as set forth in this Article IV.

      2.1 BASE SALARY . The Company shall pay to Executive an annual base salary of not less than $175,000 (the "Base Salary") during the term of this Agreement. Executive's Base Salary shall be paid every other week in equal installments. The Base Salary shall be reviewed annually by the Board or a committee designated by the Board, and the Board or such committee may, in its discretion, increase the Base Salary. Notwithstanding the foregoing, beginning January 1, 2002, the Company shall increase the Base Salary effective each January 1 during the term of this Agreement, by an amount which is at least equal to the percentage increase in the Consumer Price Index, all items, Urban Wage Earners and Clerical Workers, for the Phoenix-Mesa, AZ (MSA) from January of the immediately prior year to January of the then current year. Subject to the consent of Executive (which consent shall not be unreasonably withheld), the Company may reduce the Base Salary under circumstances in which the Company has suffered severe financial losses and has imposed cuts in salary of other officers on an across the board basis, but any such reduction may not be at a greater percentage than the reduction imposed on any other officer.

      2.2 BONUS PAYMENT . The Company shall establish in each fiscal year during the term of this Agreement an executive bonus plan to provide incentive compensation to Executive. During the period of Executive's employment under this Agreement, Executive shall be entitled to the bonus payments specified on Exhibit A. Any bonus payable to Executive under the plan described in Exhibit A is referred to as an "Incentive Bonus." Any Incentive Bonuses will be paid on a quarterly basis, not later than 45 days after the end of each fiscal quarter (or 90 days after the end of any fiscal year), based on the Company's financial statements in its Form 10-Q or Form 10-K, as the case may be; payments made with respect to any fiscal quarter other than the last fiscal quarter of a fiscal year of the Company will be made on an estimated basis (based on annualized results), and the parties will account to one another and make appropriate payment adjustments promptly after the financial statements for any fiscal year become available. The Company in its discretion may pay bonuses to Executive in addition to the Incentive Bonuses set forth in Exhibit A.


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      2.3 STOCK OPTIONS .

            (a) The Company confirms the grant to Executive, effective as of January 1, 2001, of options to purchase 100,000 shares of stock at an exercise price equal to the market value of the Company's common stock on January 1, 2001, under the terms of the existing stock option plan, with the modifications set forth in Section 2.3(c)(i), (ii), and (iii) below. In addition, as of January 1 of each year during the term of this Agreement (or the next business day if January 1 of any year is not a business day), the Company shall issue options to purchase not fewer than 100,000 shares of common stock of the Company (adjusted appropriately for any stock dividend, stock split, spin-off, reorganization, or similar transaction), under a new stock option plan the terms of which are described in Section 2.3(c).

            (b) During the term of this Agreement and thereafter so long as any stock option granted to Executive by the Company remains outstanding (whether such stock option was granted prior to or after the date of this Agreement), the Company shall loan to Executive an amount equal to the aggregate exercise price of any such stock option, with such loan to be made upon Executive's giving of notice to the Company that he is exercising a stock option and desires to have the Company loan to him the exercise price of such stock option. Any such loan shall be on a full recourse basis, shall be payable within 60 days, and shall be on such other terms as are reasonably acceptable to Executive but that in any event are no more favorable to Executive than would be available to Executive from an unrelated third party. The proceeds from any such loan shall be used to pay the exercise price of the pertinent stock options.

            (c) Upon the execution of this Agreement, the Company shall execute and deliver to Executive the Amendment to Stock Options in the form of Exhibit B in order to cause Executive's existing stock options to be amended to provide as follows: (i) allow assignment of options to family members and charitable organizations; (ii) require registration of the stock on a Form S-8 and require the Company to provide a Form S-3 for resales, if needed; (iii) give Executive the right to pay the option exercise price with shares which have been held by Executive for at least six months or with the surrender of stock options. The terms of the new stock option plan shall be substantially the same as apply in the existing stock option plan, except that the new stock option plan shall include the provisions described in clauses (i), (ii), and (iii) above, shall provide for immediate vesting of all options upon death or Total Disability (as defined below), and shall provide that, if Executive remains employed by the Company through December 31, 2003, or if, prior to January 1, 2004, Executive is terminated without Cause, Executive terminates his employment for Good Reason, or Executive dies or becomes Totally Disabled, then the expiration date for exercise of such stock options shall be a date not earlier than ten years from the date of grant of the stock option.

      2.4 ADDITIONAL BENEFITS .

            (a) GENERAL BENEFITS. During the term of this Agreement, Executive shall be entitled (i) to participate in all employee benefit and welfare programs, plans and arrangements


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(including, without limitation, pension, profit sharing, supplemental pension and other retirement plans, insurance, hospitalization, medical and group disability benefits, travel or accident insurance plans) and (ii) to receive fringe benefits, such as dues and fees of professional organizations and associations, in each case under (i) and (ii) to the extent that such programs, plans, arrangements, and benefits are from time to time available to the Company's executive personnel (the programs and benefits in (i) and (ii) are referred to as "General Benefits"). During the period of his employment under this Agreement, the Company shall continue to provide the General Benefits to Executive at a level which shall in no event be less, in any material respect, than the General Benefits made available to Executive by the Company as of the date of this Agreement. Subject to the consent of Executive (which consent shall not be unreasonably withheld), the Company may reduce the General Benefits under circumstances in which the Company has suffered severe financial losses and has imposed reductions in coverage of the General Benefits of other officers on an across the board basis, but any such reduction may not be disproportionately greater than the reduction imposed on any other officer.

            (b) DEATH BENEFIT. The Company shall promptly (and in any event not later than 60 days after this Agreement is executed) obtain term life insurance on the life of Executive such that the aggregate death benefit under existing and new policies totals $2,000,000; such insurance shall be obtained under one or more policies from insurers reasonably acceptable to Executive. As long as Executive is employed by the Company, (i) the Company shall pay the premiums on the policy (or policies) and shall maintain the policy (or policies) in full force and effect, and (ii) Executive shall have the exclusive right to designate the beneficiary under such policy (or policies). The Company shall assign the policy (or policies) to Executive, without any cost to Executive, effective immediately after Executive ceases to be an employee of the Company, regardless of the reason for Executive's termination of employment. The Company shall not pledge or otherwise encumber the policy (or policies) at any time.

            (c) DISABILITY BENEFITS. The Company shall provide Executive with the following disability benefits:

                  (i) During any period of disability, illness or incapacity during the term of this Agreement which renders Executive at least temporarily unable to perform the services required under this Agreement, Executive shall receive the Base Salary payable under Section 2.1 plus any cash bonus compensation earned pursuant to the provisions of this Agreement or any incentive compensation plan then in effect but not yet paid, less any cash benefits received by him under any disability insurance carried by or provided by the Company. Upon Executive's Total Disability (as defined below), which Total Disability continues during the payment periods specified in this Section, the Company shall pay to Executive, on a monthly basis, for the period specified below, an amount (the "Disability Payment") equal to (A) one-twelfth of the sum of (1) Executive's Base Salary in effect immediately prior to the time such Total Disability occurs, plus (2) an amount equal to the greater of (x) the Threshold Bonus or (y) one half of the sum of (i) the bonuses (whether Incentive Bonuses or other bonuses) that have been paid to Executive with respect to the two fiscal years immediately preceding the fiscal year in which the Total Disability occurs, and (ii) the bonuses (whether Incentive Bonuses or other bonuses) that have been accrued


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      with respect to the two fiscal years immediately preceding the fiscal year in which the Total Disability occurs but have not been paid (or if Executive has been employed by the Company for less than two full fiscal years at the time of such Total Disability, then an amount equal to the sum of such paid and accrued bonuses with respect to the fiscal year immediately preceding the fiscal year in which the Total Disability occurs), which payments shall be due in full regardless of any compensation paid to Executive as a result of his employment by any other person after the date that Total Disability occurs, (B) reduced by the amount of any monthly payments under any policy of disability income insurance paid for by the Company (including the policy described in Section 2.4(c)(ii)) which payments are received during the time when any Disability Payment is being made to Executive following Executive's Total Disability. The Company shall pay the Disability Payment to Executive in equivalent installments, at the same time or times as would have been the case for payment of Base Salary if Executive had not become Totally Disabled and had remained employed by the Company, and such payments shall continue until the later of the expiration of the term of this Agreement and 48 months, except that the Company's obligation to make such payments shall cease upon the death of Executive or if Executive ceases to be Totally Disabled. Upon Executive's Total Disability, except as provided in this Agreement, all rights of Executive under this Agreement shall terminate.

                  (ii) In order to provide a ready source of funds with which to pay the benefits provided for in clause (1) above, if Executive becomes disabled (determined in accordance with the policy described below) during the term of this Agreement and such disability extends beyond 180 days, then Executive shall be paid the benefits provided for under the disability insurance policy issued by UNUM Life Insurance Company (Policy #IBD 060676), which the Company agrees to maintain in full force and effect during the term of this Agreement. The Company promptly (and in any event not later than 60 days after this Agreement is executed) shall cause such policy to be amended to the extent necessary to cause Executive to be eligible for disability payments for a minimum of four years from the date of such disability (that is, providing for 3 -1/2 years of coverage, taking into account the 180-day coverage provided by the Company directly under Section 2.4(c)(i)), and to increase the amount payable to a minimum of $33,333
      per month.   To the extent the Company is unable to cause such policy
      to be so amended, then the Company shall be obligated to provide such payments to Executive directly. Such coverage shall apply regardless of whether such four-year period extends beyond the term of this Agreement.

            (d) RELOCATION EXPENSES. During the term of this Agreement, if Executive's principal place of employment is relocated outside Maricopa County, Arizona, in accordance with Section 1.4, the Company shall reimburse Executive for all usual relocation expenses incurred by Executive and his household in moving to the new location, including, without limitation, moving expenses and rental payments for temporary living quarters in the area of relocation for a period not to exceed six months, real estate brokerage commissions incurred by Executive in the sale of his then existing principal residence, and loan financing charges and closing costs incurred in connection with the acquisition and financing of a new residence.


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            (e) REIMBURSEMENT OF BUSINESS EXPENSES. During the term of this
Agreement, the Company shall, in accordance with standard Company policies, pay, or reimburse Executive for, all reasonable travel and other expenses incurred by Executive in performing his obligations under this Agreement. In addition, during the term of this Agreement, the Company shall provide to Executive a supplemental allowance, in the amount of $3,000 per month to be used by Executive in his discretion for investigation of business opportunities and strategic allegiances for the Company and for client and customer development.

            (f) VACATIONS. During the term of this Agreement, Executive shall be entitled to vacations with pay, and to such personal and sick leave with pay, in accordance with the policy of the Company as may be established from time to time by the Company and as applies to other executive officers of the Company. In no event shall Executive be entitled to fewer than four weeks' annual vacation. Unused vacation days may be carried over from one year to the next in the maximum amount of four weeks' annual vacation; that is, to the extent that vacation days to which Executive is entitled remain unused, such unused vacation days will cumulate and be useable in any subsequent year, but no more than four weeks' of annual vacation in the aggregate can be carried over from one year to the next. Any vacation days which remain unused at the end of a fiscal year that are in excess of such four weeks' annual vacation shall expire and shall thereafter no longer be useable by Executive, but the Company shall compensate Executive for any such unused vacation days in accordance with the formula set forth in Section 4.1(b). Similarly, any unused paid holidays may be carried over from one year to the next but not in excess of an aggregate of five days of paid holidays may be carried over from one year to the next; to the extent any paid holidays remain unused at the end of a fiscal year that are in excess of such five paid holidays, such paid holidays shall expire and shall thereafter no longer be useable by Executive, but the Company shall compensate Executive for any such unused paid holidays in accordance with the formula set forth in
Section 4.1(b).

            (g) DIRECTOR FEES. During the term of this Agreement, Executive shall not be entitled to be paid any fees for attendance at meetings of the Board of Directors or any committee of the Board of Directors (or the board or committee of the board of any subsidiary).

            (h) AIRLINE PASSES. During the term of this Agreement and for any period during which the Consulting Agreement is in effect, the Company shall use its reasonable efforts to obtain for the benefit of Executive and Executive's immediate family (Executive's spouse, Executive's children, and the spouse and children of any of Executive's children), the right to fly on a complimentary basis on the aircraft of other airlines, on a positive space basis. Such efforts shall include negotiating in good faith with other carriers for such rights and offering reciprocal rights to the executives (and their immediate family members) of such other carriers. The Company shall provide to Executive and Executive's immediate family, during the life of each such individual, the right to fly on a complimentary basis on any aircraft operated by the Company or any affiliate at any time (subject only to reasonable and customary rules regarding availability), on a positive space basis. The Company shall use its best efforts to cause any successor or subsequent successor to the business or assets of the Company to grant such rights as to all routes operated by such successor (or subsequent successor) and any of its affiliates.


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            (i) USE OF COMPANY AIRCRAFT. During the term of this Agreement, the
Company shall provide to Executive, for Executive's personal use or business use (or a combination of such uses), at no cost to Executive, the use of any Company owned or operated aircraft selected by Executive (together with pilots, fuel, landing fees, and other related costs and personnel associated with such use), for up to 50 flight hours per calendar year. The selection of aircraft and the scheduling of the use of such aircraft shall be subject to reasonable requirements of the Company concerning availability of such aircraft and personnel to operate such aircraft.

            (j) PROFESSIONAL SERVICES. During the term of this Agreement, the Company shall reimburse Executive for his out-of-pocket costs incurred in connection with the retention of professionals by Executive to provide Executive with income tax, estate planning, and investment advisory services. The maximum amount of reimbursable expenses for such purposes shall be $10,000 for calendar year 2001, and $5,000 for each calendar year thereafter during the term of this Agreement. The Company shall reimburse Executive for such costs promptly after Executive submits an invoice to Company. In order to preserve Executive's rights to confidentiality, Executive may satisfy the requirement of submitting an invoice by providing the Company with a copy of the facing page of the invoice showing the fees and expenses for the services rendered and the general nature of the services rendered but without any detail concerning the substance of the services rendered.

            (k) EXECUTIVE SECURITY. During the term of this Agreement, the Company shall provide to Executive such security services as is reasonably necessary for the protection of the life and property of Executive and Executive's immediate family members.

      2.5 PAYMENT OF EXCISE TAXES . If any payment received by Executive under this Agreement or under the Consulting Agreement provided for in Section 4.3(i), as a result of or following any termination of employment under this Agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (as amended from time to time, the "Code"), or any successor or similar provision of the Code (the "Excise Tax"), the Company shall pay Executive an additional cash amount (the "Gross Up") such that the net after-tax amount received by Executive under this Agreement is the same as if the Excise Tax had not applied to any payments made under this Agreement. The Company shall pay such amounts promptly after the calculation referred to in Section 2.6 has been made.

      2.6 CERTAIN ADJUSTMENT PAYMENTS . For purposes of determining the Gross Up, Executive shall be deemed to pay the federal income tax at the highest marginal rate of taxation (currently 39.6%) in the calendar year in which the payment to which the Gross Up applies is to be made. The determination of whether such Excise Tax is payable and the amount of the Excise Tax shall be made upon the opinion of a national accounting firm selected by Executive and reasonably acceptable to the Company. If such opinion is not finally accepted by the Internal Revenue Service upon audit or otherwise, then appropriate adjustments shall be computed (with interest at the rate required to be paid by Executive under the Code and with Gross Up, if applicable) by such tax counsel based upon the final amount of the Excise Tax so determined, and (a) any additional amount due Executive as a result of such adjustment shall be paid to Executive


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by the Company in cash in a lump sum within 30 days after such computation, or
(b) any amount due the Company as a result of such adjustment shall be paid to the Company by Executive in cash in a lump sum within 30 days after such computation.

      2.7 DEFERRED COMPENSATION AGREEMENT . Upon execution of this Agreement by the parties and on January 1 of each year thereafter during the term of this Agreement, the Company shall contribute $175,000 to an account for the benefit of Executive under the Deferred Compensation Plan in the form of the attached Exhibit C.

                                   ARTICLE III
                            TERMINATION OF EMPLOYMENT

      3.1 DEATH OR RETIREMENT OF EXECUTIVE . Executive's employment under this Agreement shall automatically terminate upon the death or Retirement of Executive.

      3.2 BY EXECUTIVE . Executive shall be entitled to terminate his employment under this Agreement by giving Notice of Termination to the Company:

            (a) for Good Reason;

            (b) at any time without Good Reason.

      3.3 BY COMPANY . The Company shall be entitled to terminate Executive's employment under this Agreement by giving Notice of Termination to Executive:

            (a) in the event of Executive's Total Disability;

            (b) for Cause; and

            (c) at any time without Cause.


                                   ARTICLE IV
                   COMPENSATION UPON TERMINATION OF EMPLOYMENT

      If Executive's employment under this Agreement is terminated prior to December 31, 2005 (or if the provisions of clause (y) of Section 4.3 apply), then except for any other rights or benefits specifically provided for in this Agreement following his period of employment, the Company shall be obligated to provide compensation and benefits to Executive only as follows:

      4.1 UPON TERMINATION FOR DEATH OR TOTAL DISABILITY . If Executive's employment under this Agreement is terminated by reason of his death or Total Disability, the Company shall:


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            (a) pay Executive (or his estate) any Base Salary which has accrued but not been paid as of the termination date (the "Accrued Base Salary");

            (b) pay Executive (or his estate) for unused vacation days and paid holidays accrued as of the termination date in an amount equal to his Base Salary multiplied by a fraction the numerator of which is the number of accrued unused vacation days and paid holidays, and the denominator of which is 260 (the "Accrued Vacation Payment");

            (c) reimburse Executive (or his estate) for expenses incurred by him prior to the date of termination which are subject to reimbursement pursuant to this Agreement (the "Accrued Reimbursable Expenses");

            (d) provide to Executive (or his estate) any accrued and vested benefits required to be provided by the terms of any Company-sponsored benefit plans or programs (the "Accrued Benefits"), together with any benefits required to be paid or provided in the event of Executive's death or disability under applicable law;

            (e) pay Executive (or his estate) any Incentive Bonus or other bonus with respect to a prior fiscal quarter which has accrued but has not been paid;

            (f) pay Executive (or his estate) any payment under the Deferred Compensation Plan which has accrued but has not been paid to the account provided for in such plan;

            (g) pay Executive the amounts due under Section 2.4; and

            (h) permit Executive (or his estate) to exercise all vested unexercised stock options (including stock options which by their terms become exercisable upon death or disability) and warrants outstanding at the termination date in accordance with the terms of the plans and agreements pursuant to which such options or warrants were issued.

      4.2 UPON TERMINATION BY COMPANY FOR CAUSE OR BY EXECUTIVE WITHOUT GOOD REASON . If Executive's employment is terminated by the Company for Cause, or if Executive terminates his employment with the Company prior to January 1, 2004, other than (x) upon Executive's death or Total Disability or (y) for Good Reason, the Company shall:

            (a) pay Executive the Accrued Base Salary;

            (b) pay Executive the Accrued Vacation Payment;

            (c) reimburse Executive for the Accrued Reimbursable Expenses;

            (d) provide Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;


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            (e) pay Executive any accrued Incentive Bonus or other bonus with respect to a prior fiscal quarter which has accrued but has not been paid;

            (f) pay Executive any payment under the Deferred Compensation Plan which has accrued but has not been paid to the account provided for in such plan; and

            (g) permit Executive to exercise all vested unexercised stock options and warrants outstanding at the termination date in accordance the terms of the plans and agreements pursuant to which such options and warrants were issued.

      4.3 UPON TERMINATION BY THE COMPANY WITHOUT CAUSE, OR BY EXECUTIVE FOR GOOD REASON, OR BY EXECUTIVE AFTER DECEMBER 31, 2003, OR UPON EXPIRATION OF THIS AGREEMENT . If Executive's employment is terminated by the Company without Cause, or if Executive's employment is terminated by Executive for Good Reason, or if Executive's employment is terminated after December 31, 2003, by Executive other than upon Executive's death or Total Disability and other than for Good Reason, or if the term of this Agreement expires (whether or not Executive remains employed by the Company), the Company shall:

            (a) pay Executive the Accrued Base Salary;

            (b) pay Executive the Accrued Vacation Payment;

            (c) reimburse Executive the Accrued Reimbursable Expenses;

            (d) provide Executive the Accrued Benefits, together with any benefits required to be paid or provided under applicable law;

            (e) pay Executive any Incentive Bonus or other bonus with respect to a prior fiscal quarter which has accrued but has not been paid;

            (f) pay Executive any payment under the Deferred Compensation Plan which has accrued but has not been paid to the account provided for in such plan, and pay Executive on January 1 of each year after such termination through January 1, 2005, twice the amount that would have been payable under such plan if this Agreement had not been terminated; and

            (g) pay Executive, commencing on the thirtieth day following the termination date, 36 monthly payments equal to one-sixth of the sum of (1) Executive's Base Salary in effect immediately prior to the time such termination occurs, plus (2) an amount equal to the greater of (x) the Threshold Bonus and
(y) one half of the sum of (i) the bonuses (whether Incentive Bonuses or other bonuses) that have been paid to Executive with respect to the two fiscal years immediately preceding the fiscal year in which the termination occurs, and (ii) the bonuses (whether Incentive Bonuses or other bonuses) that have been accrued with respect to the two fiscal years immediately preceding the fiscal year in which the termination occurs but have not been paid (or if Executive has been employed by the Company for less than two full fiscal years at the time of such termination, then an amount equal to the sum of such paid and accrued bonuses


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with respect to the fiscal year immediately preceding the fiscal year in which the termination occurs), which payments shall be due in full regardless of any compensation paid to Executive as a result of his employment by any other person after the termination date.

            (h) maintain in full force and effect, for Executive's and his eligible beneficiaries' continued benefit, all of the General Benefits, for a period of 36 months following the termination date of his employment under this Agreement, except to the extent that, as to any such General Benefit, Executive receives the substantial equivalent of such General Benefit under the Consulting Agreement or as a result of his employment with another employer after the termination date. If Executive's continued participation in any General Benefit is not permitted under the terms of the plan, program or arrangement under which the General Benefit was provided to Executive by the Company, the Company shall arrange to provide Executive with the General Benefit substantially similar to the General Benefit which Executive would have been entitled to receive under such plan, program or arrangement;

            (i) except with respect to a termination upon Executive's Total Disability or death, on the effective date of such termination, at the election of Executive, the Company and Executive shall enter into a consulting agreement (the "Consulting Agreement") in the form of Exhibit D; and

            (j) Executive shall have the right to exercise all unexercised stock options and warrants outstanding at the termination date in accordance with the terms of the plans and agreements pursuant to which such options and warrants were issued, including the provisions of Section 2.3(c).

      4.4 CALL RIGHTS.

            (a) Upon any termination of employment under Section 4.1 or Section 4.3, the Company shall have the right to redeem any stock option, whether vested or unvested, that is held by Executive as of the date of such termination and that is designated by the Company in a notice to Executive (a "Call Election"), at a price equal to 100% of the Black-Scholes Value of such stock option.

            (b) The Black-Scholes Value for any option shall be determined using the Black-Scholes formula but in any event shall be not less than the Market Price for the common stock on the date the Call Election is made (the "Calculation Date"), less the exercise price under the stock option. The Black-Scholes Value shall be calculated by an independent major investment banking firm selected by the Company, subject to the approval of Executive; if Executive does not approve the firm selected by the Company, then the Black-Scholes Value shall be the average of the amount calculated by the firm selected by Executive and a major investment banking firm selected by the Company. The Black-Scholes Value shall be calculated as of the Calculation Date, and any unvested options for this purpose shall be treated as if fully vested. The Company shall bear the cost of the firm or firms that conduct the Black-Scholes valuation. In determining the Black-Scholes Value of any option, the following rules will apply:


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                  (i)   The time to maturity of any option will be equal to
      the period beginning on the Calculation Date and ending on the final expiration date of the option (the "Option Life"), without regard to any analysis of the effect, or likelihood of occurrence, of any event that might cause the expiration date to occur sooner.

                  (ii) The "risk free rate" as to any option will be determined as of the Calculation Date, by the U.S. Treasury YTM, with a maturity approximately equal to the Option Life, as stated by the Federal Reserve.

                  (iii) The volatility factor will be based on an historical sampling of daily stock prices over a period of not less than 24 months from the valuation date, and not more than 120 months from the valuation date, whichever period yields the highest value.

                  (iv) No illiquidity or other discount will be applied to the value determined by application of the Black-Scholes formula, whether by reason of the fact that the options are not publicly traded or otherwise.

            (c) Unless Executive consents, the Company shall not exercise a Call Election to the extent that the Company would be unable, without violating the provisions of the General Corporation Law of Nevada or the fraudulent conveyance laws of any state, to pay any amount due to Executive under Section 4.4(a); if Executive consents to the exercise of a Call Election by the Company under such circumstances, then, to the extent that the Company is unable, without violating the provisions of the General Corporation Law of Nevada, to pay any amount due Executive under Section 4.4(a), the Company's obligation to make such payment shall be deferred, but only until the legal restriction lapses, at which time the payment shall be due, and in any event, all amounts that otherwise would have been payable but for such restriction shall bear interest at the rate provided for in Section 6.11, from the date such payments would have been payable (but for such legal restriction) until the date they actually are made.

            (d) All payments due by the Company in connection with any Call Election are payable within 10 business days after the Call Election is made.

            (e) Any stock option redeemed by the Company under Section 4.4(a) shall be cancelled.


                                    ARTICLE V
                              RESTRICTIVE COVENANTS

      5.1 CONFIDENTIAL INFORMATION AND MATERIALS . Executive agrees that during the course of his employment with the Company, he has obtained and shall likely obtain in the future "Confidential Information." "Confidential Information" is information concerning the Company which the Company attempts to keep confidential, has not been publicly disclosed by the Company, is not a matter of common knowledge in the airline industry, and was not known by

Executive prior to his employment by the Company, including certain information relating to the business plans, marketing plans or programs, forecasts, statistics relating to routes and markets, contracts, customers, compensation arrangements, and business opportunities. Executive agrees that the Confidential Information is proprietary to the Company.

      5.2 GENERAL KNOWLEDGE . The general skills and experience gained by Executive during Executive's employment or engagement by the Company, and information publicly available without breach of any duty owed by any person to the Company or generally known within the airline industry, is not considered Confidential Information. Executive is not restricted from working with a person or entity which has independently developed information or materials similar to the Confidential Information, but in such a circumstance, Executive agrees not to disclose the fact that any similarity exists between the Confidential Information and the independently developed information and materials, and Executive understands that such similarity does not excuse Executive from the non-disclosure and other obligations in this Agreement.

      5.3 EXECUTIVE OBLIGATIONS AS TO CONFIDENTIAL INFORMATION AND Materials . During Executive's employment or engagement by the Company, Executive shall have access to the Confidential Information and shall occupy a position of trust and confidence with respect to the Confidential Information and the Company's affairs and business. Executive agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information:

            (a) NON-DISCLOSURE. During and for a period of two years after Executive's Employment or engagement by the Company, Executive shall not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the performance of Executive's duties with the Company and other than is required to be disclosed by law or by any court, administrative agency, or arbitration panel.

            (b) PREVENT DISCLOSURE. During and for a period of two years after Executive's Employment or engagement by the Company, except as provided in
Section 5.3(a), Executive shall take all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities, other than is required to be disclosed by law or by any court, administrative agency, or arbitration panel.

            (c) RETURN ALL MATERIALS. Upon termination of Executive's employment or engagement by the Company for any reason whatsoever, or earlier if requested by the Company, Executive shall deliver to the Company all tangible materials embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine-readable media and equipment which in any way relate to the Confidential Information and shall not retain any copies of any of the above materials.

                                   ARTICLE VI
                                  MISCELLANEOUS

      6.1 DEFINITIONS . For purposes of this Agreement, the following terms shall have the following meanings:

            (a) "Accrued Base Salary" - as defined in Section 4.1(a);

            (b) "Accrued Benefits" - as defined in Section 4.1(d);

            (c) "Accrued Reimbursable Expenses" - as defined in Section 4.1(c);

            (d) "Accrued Vacation Payment" - as defined in Section 4.1(b);

            (e) "Base Salary" - as defined in Section 2.1;

            (f) "Board" - shall mean the Board of Directors of the Company;

            (g) "Cause" shall mean the occurrence of any of the following:

                  (i) Executive's willful misconduct with respect to the Company's business which results in a material detriment to the Company;

                  (ii) Executive is convicted of, or enters a plea of nolo contendere with respect to, a felony offense; or

                  (iii) the continued failure or refusal by Executive, other than by reason of Executive's disability, to perform the duties required of him by this Agreement, which failure or refusal is material and is not cured within 45 days following receipt by Executive of written notice from the Board specifying the factors or events constituting such failure or refusal, except that, as to any failure or refusal that is curable but cannot reasonably be cured within such 45-day period, no Cause shall be deemed to have occurred unless Executive fails to take reasonable steps to cure such failure or refusal within such 45-day period, and furthermore, no failure of Executive to satisfy any goals, forecasts, or other financial or business criteria established by the Company, standing alone, shall constitute Cause.

            (h) "Change of Control" shall mean and shall be deemed to have occurred if:

                  (i) After the date of this Agreement, any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision), or any other persons who the Board of Directors determines in good faith is acting as a group, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) directly or indirectly of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote at an election of directors;

                  (ii) Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least 60% of the members of the Board, except that any person who becomes a member of the Board subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders was approved by a vote of at least 60% of the members then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (iii) Consummation of

                        (A) a reorganization, merger, consolidation, or sale
                  or other disposition of all or substantially all of the assets of the Company, in each case, with or to a corporation or other person or entity

                              (1) of which persons who were the holders of
                        each class of the Company's capital stock immediately prior to such transaction do not receive voting securities, as a result of their ownership of such capital stock immediately prior to such transaction, that constitute both

                              (x) more than 51% of each class of capital
                         stock and

                              (y) more than 51% of the combined voting power
                         of the outstanding voting securities entitled to vote generally in the election of directors of the reorganized, merged, consolidated or purchasing corporation (or in the case of a non-corporate person or entity, functionally equivalent voting power), or

                              (2) 80% of the members of the Board of which
                        corporation (or functional equivalent in the case of a non-corporate person or entity) were not members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, consolidation or sale;

                        (B) the sale or other disposition of any material
                  route system operated by the Company or any subsidiary (regardless of how such sale or disposition is effected);
                  for this purpose a route system is "material" if the gross revenues attributable to such route system exceed or would exceed 50% of the Company's gross revenues on a consolidated basis or if the gross profits reasonably attributable to such route system exceed or would exceed 50% of the gross profits of the Company on a consolidated basis, either

                              (x) for the fiscal year of the Company
                        immediately prior to the sale or disposition or

                              (y) based on reasonable projections, for the
                        fiscal year in which the sale or disposition occurs;
                        or

                        (C) a liquidation or dissolution of the Company.

            (i) "Confidential Information" - as defined in Section 5.1;

            (j) "Continued Benefits" - as defined in Section 4.3(g);

            (k) "Good Reason" shall mean the occurrence of any of the following:

                  (i) Any change by the Company in Executive's title, or any significant diminishment in Executive's function, duties or responsibilities from those associated with his functions, duties or responsibilities as of December 31, 2000;

                  (ii) Any material breach of this Agreement or any other agreement between the Company and Executive (and for purposes of this Agreement, any default by the Company to make any payment or to provide any fringe benefit shall be considered material) which remains uncured for a period of 10 days after Executive gives the Company notice of such breach specifying in reasonable detail the event(s) constituting such breach;

                  (iii) Except with Executive's prior written consent, relocation of Executive's principal place of employment to a location outside of Maricopa County, Arizona, or requiring Executive to travel on the Company's business more than is required by Section 1.4; or

                  (iv) The occurrence of a Change of Control and the expiration of 90 days.

            (l). "Incentive Bonus" - as defined in Section 2.2;

            (m) "Market Price" means the officially quoted closing price of the common stock of the Company, as reported by the principal exchange on which the common stock of the Company is traded for the date in question. If there are no transactions on such date, the Market Price shall be determined as of the immediately preceding date on which there were transactions. If no such prices are reported on such exchange, then Market Price shall mean the average of the high and low sale prices for the common stock of the Company (or if no sales prices are reported, the average of the high and low bid prices) as reported by a quotation system of general circulation to brokers and dealers. If the common stock of the Company is not traded on any exchange or in the over-the-counter market, the Market Price of the common stock of the Company on any date shall be determined in good faith by the parties.

            (n) "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. Each Notice of Termination shall be delivered at least 30 days prior to the effective date of termination;

            (o) "Prime Rate" means the prime rate announced by The Wall Street Journal from time to time.

            (p) "Retirement" shall mean normal retirement at age 65;

            (q) "Threshold Bonus" shall mean a cash bonus equal to $105,000 (which is based on the "Threshold" level of bonus under "Bonus Level Fiscal 2001" as set forth in Exhibit A).

            (r) "Total Disability" or "Totally Disabled" shall mean Executive's failure substantially to perform his duties under this Agreement on a full-time basis for a period exceeding 180 consecutive days or for periods aggregating more than 180 days during any twelve-month period as a result of incapacity due to physical or mental illness, or the occurrence or existence of a condition that would permanently render Executive unable to substantially perform his duties under this Agreement on a full-time basis. If there is a dispute as to whether Executive is or was physically or mentally unable to perform his duties under this Agreement, such dispute shall be submitted for resolution to a licensed physician selected by Executive but subject to the reasonable approval of the Company. If such a dispute arises, Executive shall submit to such examinations and shall provide such information as such physician may request, and the determination of the physician as to Executive's physical or mental condition shall be binding and conclusive.

      6.2 KEY MAN INSURANCE . In addition to the insurance policy described in
Section 2.4(c), the Company shall have the right, in its sole discretion, to purchase "key man" insurance on the life of Executive. The Company shall be the owner and beneficiary of any such policy. If the Company elects to purchase such a policy, Executive shall take such physical examinations and supply such information as may be reasonably requested by the insurer.

      6.3 SUCCESSORS, BINDING AGREEMENT . This Agreement shall be binding upon and run to the benefit of the Company, its successors and assigns, and shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, beneficiaries, designees, executors, administrators, heirs, distributees, devisees and legatees.

      6.4 MODIFICATION; NO WAIVER . This Agreement may not be modified or amended except by an instrument in writing signed by the parties to this Agreement. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated in such waiver, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any other term or condition.

      6.5 SEVERABILITY . The covenants and agreements contained in this Agreement are separate and severable and the invalidity or unenforceability of any one or more of such covenants or agreements, if not material to the employment arrangement that is the basis for this Agreement, shall not affect the validity or enforceability of any other covenant or agreement contained in this Agreement. If, in any judicial proceeding, a court shall refuse to enforce one or more of the covenants or agreements contained in this Agreement because the duration thereof is too long, or the scope thereof is too broad, it is expressly agreed between the parties to this Agreement that such duration or scope shall be deemed reduced to the extent necessary to permit the enforcement of such covenants or agreements.

      6.6 NOTICES . All the notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the parties to this Agreement at the following addresses:

                  If to the Company, to it at:

                  Mesa Air Group, Inc.
                  410 North 44th Street, Suite 700
                  Phoenix, AZ  85008
                  Attn: Chair of Board of Directors

                  If Executive, to him at:

                  7400 Gainey Club Drive #140
                  Scottsdale, AZ  85258

                   With a copy to:

                   James F. Wood, Esq.
                   Sherman & Howard L.L.C.
                   3000 First Interstate Tower North
                   633 17th Street, Suite 3000
                   Denver, CO 80202

Notices hall be deemed to have been given and received upon personal delivery or three business days after having been deposited, if sent by registered or certified mail.

      6.7 ASSIGNMENT . This Agreement and any rights under this Agreement shall not be assignable by either party without the prior written consent of the other party except as otherwise specifically provided for in this Agreement.

      6.8 ENTIRE UNDERSTANDING . This Agreement (together with the Exhibits incorporated as a part of this Agreement) constitutes the entire understanding between the parties to this Agreement and no agreement, representation, warranty or covenant has been made by either party except as expressly set forth in this Agreement.

      6.9 EXECUTIVE'S REPRESENTATIONS . Executive represents and warrants that neither the execution and delivery of this Agreement nor the performance of his duties under this Agreement violates the provisions of any other agreement to which he is a party or by which he is bound.

      6.10 INTEREST ON PAST DUE AMOUNTS; ATTORNEYS FEES . All amounts under this Agreement that are not paid when due shall bear interest at the rate of 4% per annum above the Prime Rate, from the date such payments were due until paid. In addition, any party who breaches this Agreement shall be obligated to pay the reasonable attorneys fees and costs incurred by the other party in seeking to enforce the terms of this Agreement.

      6.11 GOVERNING LAW . THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF ARIZONA APPLICABLE TO CONTRACTS EXECUTED AND WHOLLY PERFORMED WITHIN SUCH STATE.

                                    Mesa Air Group, Inc. (Company)

                                    By: ____________________________________
                                    Title:__________________________________



                                    __________________________________________
                                    Michael J. Lotz (Executive)

                                    EXHIBIT A

                            MINIMUM INCENTIVE BONUS

                                    EXHIBIT B

                       AMENDMENT TO EXISTING STOCK OPTIONS

                                    EXHIBIT C

                         DEFERRED COMPENSATION AGREEMENT

                                    EXHIBIT D

                              CONSULTING AGREEMENT

                               TABLE OF CONTENTS


                                                                                PAGE
ARTICLE I - DUTIES AND TERM.................................................     1
      1.1         Employment................................................     1
      1.2         Position and Responsibilities.............................     1
      1.3         Term  1
      1.4         Location..................................................     1

ARTICLE II - COMPENSATION...................................................     2
      2.1         Base Salary...............................................     2
      2.2         Bonus Payment.............................................     2
      2.3         Stock Options.............................................     3
      2.4         Additional Benefits.......................................     3
      2.5         Payment of Excise Taxes...................................     7
      2.6         Certain Adjustment Payments...............................     7
      2.7         Deferred Compensation Agreement...........................     7

ARTICLE III - TERMINATION OF EMPLOYMENT.....................................     8
      3.1         Death or Retirement of Executive..........................     8
      3.2         By Executive..............................................     8
      3.3         By Company................................................     8

ARTICLE IV - COMPENSATION UPON TERMINATION OF EMPLOYMENT....................     8
      4.1         Upon Termination for Death or Total Disability............     8
      4.2         Upon Termination by Company for Cause or by
                  Executive Without Good Reason.............................     9
      4.3         Upon Termination by the Company Without
                  Cause, or by Executive for Good Reason, or
                  by Executive After December 31, 2003, or Upon
                  Expiration of this Agreement..............................     10
      4.4         Call Rights..............................................      11

ARTICLE V - RESTRICTIVE COVENANTS...........................................     12
      5.1         Confidential Information and Materials....................     12
      5.2         General Knowledge.........................................     12
      5.3         Executive Obligations as to Confidential Information and
                  Materials.................................................     13

ARTICLE VI - MISCELLANEOUS..................................................     13
      6.1         Definitions...............................................     13
      6.2         Key Man Insurance.........................................     17
      6.3         Successors, Binding Agreement.............................     17
      6.4         Modification; No Waiver...................................     17

      6.5         Severability..............................................     17
      6.6         Notices...................................................     18
      6.7         Assignment................................................     18
      6.8         Entire Understanding......................................     18
      6.9         Executive's Representations...............................     18
      6.10        Interest on Past Due Amounts; Attorneys Fees..............     18
      6.11        Governing Law.............................................     19

                                    EXHIBIT A
                                 Incentive Bonus


    ----------------------------------------------------------------
       BONUS LEVEL       % CHANGE       QUARTERLY        ANNUAL
     FISCAL 2001(1)      IN EPS (2)      AMOUNT (3)     AMOUNT (4)
    ----------------------------------------------------------------
         MINIMUM         POSITIVE        $ 10,000       $ 40,000
    ----------------------------------------------------------------
        THRESHOLD           5%           $ 20,000       $ 80,000
    ----------------------------------------------------------------
         TARGET             10%          $ 40,000       $ 160,000
    ----------------------------------------------------------------
         MAXIMUM            15%          $ 80,000       $ 320,000
    ----------------------------------------------------------------


    NOTE 1 - FOR EACH FISCAL YEAR ONLY THE % CHANGE IN EPS WILL BE REVIEWED. THE % CHANGE IN EPS WILL NOT BE GREATER THAN THE INITIAL YEAR.

    NOTE 2 - EPS IS DEFINED AS GROSS PROFIT/LOSS BEFORE TAXES AND ONE-TIME NON-RECURRING ITEMS DIVIDED BY BASIC OUTSTANDING SHARES. THESE PERCENTAGES WILL CHANGE ANNUALLY BUT NOT BE GREATER THEN THE INITIAL YEAR.

    NOTE 3 - THE QUARTERLY AMOUNT WILL BE PAID FOR EACH OF THE FIRST THREE FISCAL QUARTERS BASED ON THE 10Q FINANCIAL REPORTS FILED WITH THE SEC. THE ANNUAL AMOUNT WILL BE PAID FOR THE FOURTH QUARTER LESS ANY AMOUNTS PAID FOR THE FIRST THREE QUARTERS BASED ON THE 10K FINANCIAL REPORTS FILED WITH THE SEC. THESE AMOUNTS WILL NOT BE DECREASED OVER THE TERM OF THE AGREEMENT.

    NOTE 4 - THESE AMOUNTS WILL NOT BE DECREASED OVER THE TERM OF THE
       AGREEMENT.

                                    EXHIBIT B

                           AMENDMENT TO STOCK OPTIONS


            This agreement (this "Agreement") is between Mesa Air Group, Inc. ("Mesa") and Michael J. Lotz ("Lotz") and is dated as of March 14, 2001.

                                    RECITALS

            As of the date of this Agreement, Mesa has granted to Lotz options (the "Options") at various exercise prices under Mesa's Key Officers Stock Option Plan (the "Plan") to purchase _______ shares of common stock ("Shares") of Mesa. Mesa and Lotz are entering into a new employment agreement (the "Employment Agreement") as of the date of this Agreement. In consideration for the mutual obligations undertaken by Mesa and Lotz in the Employment Agreement, and for other good and valuable consideration, Mesa and Lotz are entering into this Agreement, pursuant to which certain terms relevant to the Options are being modified.

                                  AGREEMENT

            1. Amendments. The terms of the Options are amended as follows:

                  (a) Notwithstanding any prohibition in the Plan to the contrary, upon written notice to Mesa, Lotz may assign any or all of the Options at any time to any member of his immediate family (which for this purpose is defined as his spouse, any child by blood or adoption, any grandchild by blood or adoption, and any trust, partnership, limited liability company, or other entity whose primary beneficiaries include one or more of any such family members), and to any charitable organization (which for this purpose means any organization described in Section 501(c)(3) or 501(c)(4) of the Internal Revenue Code of 1986, as amended).

                  (b) Mesa will use its best efforts (i) to keep in effect a registration statement under the Securities Act of 1933, as amended (or any successor statute) (collectively the "1933 Act") with respect to the shares underlying the Options for as long as any of the Options remains unexercised, (ii) to keep in effect a registration statement under the 1933 Act with respect to the resale of any such shares, to the extent necessary to permit Lotz or any transferee of such shares to resell such shares without any restrictions on the resale of such shares under the 1933 Act, (iii) to comply with any registration or similar requirements under the laws of any state to the extent necessary to permit Lotz or any transferee of such shares to resell such shares without any restrictions on the resale of such shares under such laws and regulations, (iv) to comply with all state and federal laws and regulations regarding disclosure, so as to permit Lotz and any transferee to resell the shares underlying the Options without liability under such laws and regulations, and (iv) to cause all shares underlying any Option to be listed or admitted to trading on any securities exchange on which the Shares have been listed or admitted to trading, at the time any Option is exercised.

                  (c) Notwithstanding the provisions of the last sentence of Section 4(f) of the Plan, the Board shall permit the exercise of an Option to be made with shares of common stock owned by Lotz having a fair market value (as determined in Section 3(d) of the Plan) on the exercise date equivalent to the amount of payment, or any combination of cash and such shares equal to such amount, as long as any shares used for such purpose are fully vested shares and have been held by Lotz for at least six months prior to the date of exercise of the Option.

            2. Effect of Amendment. The parties intend that the terms of the Stock Option Plan and the Options remain in full force and effect, except to the extent the terms of the Options have been amended by this Agreement. Mesa and Lotz agree that the foregoing amendments shall not be considered to be "material" for purposes of Section 4(b)(v) of the Stock Option Plan and therefore do not require the approval of the shareholders of Mesa.

                                    MESA AIR GROUP, INC.


                                                                  By: _________

                                                                  Title:_______



                                    Michael J. Lotz

                                    EXHIBIT C

                              MESA AIR GROUP, INC.
                           DEFERRED COMPENSATION PLAN


                                    ARTICLE 1

                                   DEFINITIONS

1.1 DEFINITIONS . The following terms when capitalized herein shall have the meanings assigned below.

      (a) Account. The bookkeeping account established and maintained under the Plan for each Participant to reflect amounts credited under the Plan for the benefit of each Participant, and any earnings or losses thereon.

      (b)   Board.  The Board of Directors of Mesa Air Group, Inc.

      (c) Code. The Internal Revenue Code of 1986, as amended from time to time.

      (d) Committee. The Deferred Compensation Committee responsible for the administration of the Plan, as selected by the Board.

      (e)   Company.  Mesa Air Group, Inc.

      (f) Contribution. The amount contributed to the Plan by the Company on behalf of a Participant, as determined in the sole discretion of the Committee or, if applicable, pursuant to a specific provision contained in an employment agreement between the Participant and the Company.

      (g) Designated Beneficiary. The beneficiary designated by the Participant to receive the Participant's benefit under this Plan in the event of the Participant's death.

      (h) Eligible Employee. Any employee of the Company who is a member of the management or highly compensated group of employees of the Company under ERISA Sections 201(2), 301(a)(3), and 401(a)(1), as determined by the Committee, in its discretion.

      (i) ERISA. The Employee Retirement Income Security Act of 1974, as amended.

      (j) Investment Fund. The separate funds in which amounts allocable to Participants and held in the Trust may be invested in accordance with Article IV.

      (k) Participant. Each Eligible Employee of the Company who is selected by the Committee to participate in this Plan.

      (l) Plan. The Mesa Air Group, Inc. Deferred Compensation Plan, as set forth herein, as amended from time to time.

      (m) Plan Year. The twelve-month period ending on December 31 of each year, except that the first Plan Year will be a short Plan Year commencing on the Effective Date and ending on the first December 31 following the Effective Date.

      (n) Trust. The Deferred Compensation Trust in which amounts deferred under this Plan, and any earnings thereon, are held, as provided in Article V and the Deferred Compensation Trust Agreement.

      (o)   Trustee. The trustee or trustees of the Trust.

      (p) Valuation Date. The last day of each calendar quarter of each Plan Year, and such other dates as the Committee determines necessary or appropriate to value the Accounts of Participants.

                                   ARTICLE II

                         PARTICIPATION AND CONTRIBUTIONS

2.1 ELIGIBILITY FOR PARTICIPATION . Each Eligible Employee shall be eligible to be selected to participate in the Plan. The Committee, in its sole discretion, shall select which Eligible Employees will participate in the Plan. Notwithstanding the foregoing, a Participant shall include any Eligible Employee whose employment contract with the Company specifically provides that such Eligible Employee will be a participant in the Plan.

2.2 TERMINATION OF PARTICIPATION . Participation in the Plan shall terminate on the earliest of the date on which a Participant ceases to be an Eligible Employee, the date on which a Participant terminates employment with the Company, or the date on which the Plan terminates.

2.3   AMOUNT OF CONTRIBUTION.   The Committee, in its sole discretion, shall
      determine the amounts that will be contributed on behalf of each Participant, and the times at which such amounts will be contributed to the Plan. Notwithstanding the foregoing, a Participant's employment contract with the Company may specifically provide the amounts that will be contributed on behalf of such Participant.

                                   ARTICLE III

                  VESTING AND DISTRIBUTION OF BENEFITS

3.1 VESTING. A Participant always shall be 100% vested in his or her Account under the Plan.

3.2   DISTRIBUTION OF BENEFITS.

      (a) Voluntary Termination of Employment. Distribution of a Participant's vested Account shall commence within an administratively reasonable period of time after the last day of the Plan Year in which the Participant voluntarily terminates employment with the Company or at such later time as determined by the Participant. Distribution shall be made in one of the following forms as elected by the Participant at any time prior to termination of employment. The Participant may elect to receive a distribution in substantially equal quarterly installments over a maximum period of fifteen years of not less than [$6,000] (with any remaining balance in the Participant's Account of less than $6,000 to be paid in the final installment) or in one lump sum distribution which shall be paid within an administratively reasonable period of time after the last day of the Plan Year in which the Participant terminates employment with the Company or at such later time as determined by the Participant. Any lump sum distribution elected by the Participant shall be equal to the balance credited to the Participant's Account as of the Valuation Date immediately preceding such distribution. If no election is made by the Participant, the distribution shall be made in substantially equal quarterly installments over a fifteen-year period. To the extent the Account is paid in installment payments, amounts remaining in the Plan (and, if applicable, in the Trust) shall continue to be credited with earnings, and those earnings shall be divided by the number of remaining installment payments and distributed in substantially equal amounts along with the remaining installments. Payment of benefits under this Section shall be a complete discharge of the Company's obligation under the Plan with respect to that Participant. Any election by the Participant with respect to the form or timing of his distribution must be made while he still is employed by the Company.

      (b) Involuntary Termination of Employment. Regardless of the form of distribution elected by the Participant, distribution of a Participant's entire Vested Account who has been involuntarily terminated shall occur within twelve months following the date of termination of employment unless the Committee, in its sole and absolute discretion, provides otherwise in writing.

      (c) Death of Participant. Upon the death of a Participant while employed with the Company, the Participant's Designated Beneficiary shall be paid the vested balance credited to the Participant's Account under this Plan. Distribution to the

            Designated Beneficiary shall commence within an administratively reasonable period of time after the last day of the Plan Year in which the Participant dies. Distribution shall be made in one of the following forms as elected by the Participant at any time prior to his or her death. The Participant may elect to receive a distribution in substantially equal quarterly installments over a maximum period of fifteen years of not less than [$6,000] (with any remaining balance of less than $6,000 to be paid in the final installment) or in one lump sum distribution which shall be paid within an administratively reasonable period of time after the last day of the Plan Year in which the Participant dies. Absent an election by the Participant, the distribution shall be made in substantially equal quarterly installments over a fifteen-year period. Any lump sum distribution elected by the Participant shall be equal to the balance credited to the Participant's Account as of the Valuation Date immediately preceding such distribution. To the extent the Account is paid in installment payments to the Designated Beneficiary, amounts remaining in the Plan (and, if applicable, in the Trust) shall continue to be credited with earnings, and those earnings shall be divided by the number of remaining installment payments and distributed in substantially equal amounts along with the remaining installments. Payment of benefits under this Section shall be a complete discharge of the Company's obligation under the Plan with respect to that Participant and the Designated Beneficiary. If a Participant dies while his or her Account is being distributed under Section 3.2(a) above, the Participant's Designated Beneficiary shall be paid the remaining installment distributions owing as of the Participant's death.

3.3 HARDSHIP DISTRIBUTIONS. Distribution may be made to a Participant in the event of a hardship. "Hardship" is defined as an immediate and heavy financial need of the Participant. The Participant or Designated Beneficiary may request such distribution from the Committee. The Committee shall determine, on a case by case basis in its sole and absolute discretion, whether a hardship has occurred which would permit a distribution to be made and its decision shall be binding on the Participant.

                                   ARTICLE IV

                 FUNDING, INVESTMENT, AND VALUATION OF ACCOUNTS

4.1   PLAN ACCOUNTS ARE UNFUNDED AND MAY BE HELD IN TRUST.

      (a) All amounts payable in accordance with this Plan shall constitute a contractual general unsecured obligation of the Company. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Company, to the extent not paid from the assets of the Trust established pursuant to Section 4.1(b) below.

      (b) The Company, shall establish a grantor trust for the benefit of Participants under the Plan. The assets placed in the Trust shall be comprised of all or any portion of amounts in Accounts and shall be held separate and apart from other Company funds, and shall be used exclusively for the purposes set forth in the Plan and Trust, subject to the following conditions:

            (i)   the Company shall be treated as "grantor" of the Trust; and

            (ii) the Trust agreement shall provide that its assets may be used upon the insolvency of the Company to satisfy claims of the Company's general creditors, and that the rights of such general creditors are enforceable by them under federal and state law.

      (c) In the event that a Trust is established pursuant to this Section 4.1(b), the amounts contributed in the form of Contributions shall be transferred by the Company to such Trust, as directed by the Committee.

4.2 ACCOUNT INVESTMENT. Each Participant may direct the investment of the amounts allocable to the Participant's Account under the Plan which are held in the Trust into one or more of the Investment Funds offered by the Committee.

4.3 ACCOUNT INVESTMENT. Each Participant may direct the investment of the amounts allocable to the Participant's Account under the Plan into one or more of the Investment Funds offered by the Committee.

4.4 INVESTMENT FUNDS. The Committee may designate one or more Investment Funds for the investment of Participant's Accounts. The Committee may change the designation of Investment Funds from time to time, in its sole discretion. The Committee shall determine, from time to time, the manner in which Participants may provide investment instructions for their Accounts under the Plan.

4.5 INDIVIDUAL RECORDS. The Committee shall maintain, or cause to be maintained, records showing the individual balances of each Participant's Account and the amounts allocable to each Participant under this Plan (and, if applicable, under the Trust); provided, however, the Committee may delegate this responsibility to another administrator. At least once a year, each Participant shall be furnished with a statement setting forth the balance credited to his or her Account under the Plan.

4.6   VALUATIONS.

      (a) Except as provided in Section 4.4, on each Valuation Date each Participant's Account shall be allocated its proportionate share of the increase or decrease (including earnings) in the fair market value of that portion of any Investment Fund or interest under Section 4.4 which is allocable to the Participant's Account, as well as any brokerage or other investment expenses. All other expenses of the Trust shall be paid by the Company.

      (b) Immediately after any gain or loss or earnings are allocated to a Participant's Account under the Trust in accordance with Section 4.6(a), an equal amount of gain or loss or earnings shall be credited to the Participant's Account under the Plan.

                                  ARTICLE V

                              ADMINISTRATION

5.1 MODIFICATION, AMENDMENT, AND TERMINATION. The Board reserves the right to modify, amend in whole or in part, discontinue benefit accrual under, or terminate the Plan at any time. However, no modification or amendment shall adversely affect the right of any eligible employee to receive the benefits accrued and the vested balance to the credit of such eligible employee's Account as of the date of such modification, discontinuance, amendment, or termination.

5.2 ADMINISTRATION AND INTERPRETATION . Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. Any interpretation of the Plan by the Committee or any administrative act by the Committee shall be final and binding on all Participants. The Committee shall, from time to time, establish rules and regulations for the administration of the Plan and the transaction of its business and shall maintain or cause to be maintained all records which it shall deem necessary for purposes of the Plan.

5.3 NO CONTRACT OF EMPLOYMENT . The establishment of the Plan (and the establishment of any Trust) shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any employee and to treat such employee without regard to the effect which such treatment might have upon such employee as a Participant in the Plan.

5.4 FACILITY OF PAYMENT . In the event that the Committee shall find that a Participant is unable to care for his or her affairs because of illness or accident, the Committee may direct that any benefit payment due to such Participant, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to such Participant's spouse, child, or other blood relative, or to a person with whom such Participant resides, and any such payment so made shall be a complete discharge of the liabilities of the Company and the Plan and the Trust therefor.

5.5 WITHHOLDING AND TAX CONSEQUENCES . The Company and the Trustee shall have the right to deduct from each payment to be made under the Plan and the Trust any required withholding or other taxes. In the event the Internal Revenue Service determines that the value of all or any portion of the benefits accrued under this Plan are taxable to Participants in any year prior to the year of actual distribution, the Committee may authorize distribution of a portion of a Participant's Account in an amount sufficient to satisfy such tax liability. The Company shall not be responsible for the ordinary income taxes attributable to distributions from the Plan.

5.6 NONALIENATION . Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution of levy, or liability for or subject to the debts, contracts, liabilities, engagements or torts of a Participant.

5.7 CONSTRUCTION . The Plan shall be construed, regulated and administered under the laws of the State of Colorado. When used herein the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural, where appropriate.

5.8 CLAIMS PROCEDURE. Any Participant, beneficiary, or his duly authorized representative may file a claim for a Plan benefit to which the claimant believes that he or she is entitled. Such a claim must be in writing and delivered or mailed to the Committee. The Committee shall have full discretion to deny or grant a claim in whole or in part.

5.9 UNFUNDED PLAN. The Company shall not be required to fund its obligations under this Plan in any manner, whether by purchase of insurance or endowment contracts, or contributions to a trust fund, or deposits in an escrow account, or otherwise; and if the Company does choose to do so, then the Participant shall not have any right or interest in such contract, trust (other than the Participants right to the funds held in a trust created under Section 4.1), or account but may look only to the Company's unsecured promise to pay in accordance with the provisions of this Plan. Nothing contained in this Plan will be deemed to create a trust of any kind or to create any fiduciary relationship.

      IN WITNESS WHEREOF, Mesa Air Group, Inc. has approved this Plan effective ________, 2001.

                                          Mesa Air Group, Inc.

                                          By: ________________________________

                                          Title: _____________________________

                                          Date: ______________________________

                             MESA AIR GROUP, INC.

                    DEFERRED COMPENSATION TRUST AGREEMENT

--------------------------------------------------------------------------------



      This Deferred Compensation Trust Agreement (the "Agreement") is made by and between Mesa Air Group, Inc. (the "Company") and
_____________________________________________  (the "Trustee");

      (a) WHEREAS, the Company has adopted the nonqualified deferred compensation plan known as the Mesa Air Group, Inc. Deferred Compensation Plan (the "Plan");

      (b) WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

      (c) WHEREAS, the Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

      (d) WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

      (e) WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.  ESTABLISHMENT OF TRUST

      (a) The Company hereby deposits with the Trustee in trust $1.00 and such other amounts required to be contributed by the Company under the Plan, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

      (b) The Trust is intended to be an irrevocable grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      (c) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

SECTION 2. PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

      (a) The Company shall provide to the Trustee from time to time and the Trustee shall maintain a schedule (the "Payment Schedule") which indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), which provides a formula or other instructions for determining the amounts so payable, the form in which such amount is to be paid (as provided for in the Plan), and the time of commencement for payment of such amounts. Except as may be otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company. Any and all expenses incurred by the Trustee in determining proper tax withholding and filing tax returns shall be deemed a proper expense and payable in accordance with Section 8(c) and (d) below.

      (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Trustee in accordance with the Payment Schedule and other documents provided to the Trustee by the Company.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN
           COMPANY IS INSOLVENT.

      (a) The Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      (b)   At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

            (1) The Board of Directors and the President of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

            (2) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

            (3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

            (4) The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

      (c) Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 4. PAYMENTS TO THE COMPANY

      Except as provided in Section 3 hereof, the Company shall have no right or power to direct Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 5. INVESTMENT AUTHORITY.

      The Trustee shall provide alternative mutual fund allocation models which the Trustee shall manage, monitor and modify in its discretion. The Trustee will invest the assets of the Trust into the investment models it selects in accordance with the terms of the Plan and at the written direction of the Company, or such party as the Company shall designate under the terms of the plan. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with the Plan participants. The Trustee shall provide the Company and participants with notice of any significant changes it deems appropriate within the fund models. The Trustee shall be available to discuss the Trust investments with the Company and its participants upon request with reasonable notice.

SECTION 6. DISPOSITION OF INCOME.

      During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested in each individual participant account.

SECTION 7. ACCOUNTING BY TRUSTEE.

      The Trustee shall provide each participant a detailed statement of account not less frequently than quarterly. In addition, the Trustee shall keep accurate and detailed records of the aggregate investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and Trustee. Within sixty days following the close of each calendar year and within sixty days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company and the successor trustee a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation as the case may be.

SECTION 8. RESPONSIBILITY OF TRUSTEE.

      (a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company, or such party as it shall designate under the

Plan, which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Company. In the event of a dispute between the Company, or such party as it shall designate under the Plan, and a participant, the Trustee may apply to a court of competent jurisdiction to resolve the dispute. All reasonable expenses incurred in connection with such a resolution shall be paid in accordance with Section 8(b) below.

      (b) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

      (c) The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. All reasonable expenses incurred by reason of such consultation shall be paid by the Company.

      (d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder. All reasonable expenses incurred by reason of such consultation shall be paid by the Company.

      (e) The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

      (f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 9. COMPENSATION AND EXPENSES OF TRUSTEE.

      The Company shall pay all administrative fees and the Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

SECTION 10. TRUSTEE RESIGNATION AND REMOVAL.

      (a) The Trustee may resign at any time by written notice to the Company, which shall be effective sixty days after receipt of such notice unless the Company and the Trustee agree otherwise.

      (b) Upon resignation of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

      (c) If the Trustee resigns, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation under this section. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11. APPOINTMENT OF SUCCESSOR.

      (a) If the Trustee resigns in accordance with Section 10 hereof, the Trustee may appoint any third party, such as a bank trust department or other party that may be granted trust powers as successor Trustee. A successor shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

      (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 12. TRUSTEE POWERS.

      (a) The Trustee is authorized to hold all assets of the Trust pending investment or distribution. The Trustee may delegate the duty to hold such assets to any person or broker designated by the Company (or such party as the Company may designate to the Trustee). The Trustee is authorized to hold that portion of the Trust as it may deem necessary for ordinary administration and for the disbursement of funds in cash, without liability for interest, by depositing the same in any bank, without regard to the amount of any such deposit.

      (b) The Trustee may deposit securities in a securities depository and permit the securities so deposited to be held in the name of the depository's nominee, and to deposit securities issued or guaranteed by the U.S. government or any agency or instrumentality thereof, including securities evidenced by book entry rather than by certificate with the U.S. Department of Treasury, a federal reserve bank or other appropriate custodial entity in the same account as the Trustee's own property, provided that the Trustee's records and accounts show that such securities are assets of the Trust.

      (c) The Trustee shall deliver to the Company (or other person identified by the Company) proxies and powers of attorney and related informational material, for any shares or other property held as an asset of the Trust. The Company shall be responsible for voting such shares, by proxy or in person, except to the extent such responsibility is delegated to another person, under the terms of the Plan or this Agreement in which case such person shall have such responsibility. The Trustee may use agents to effect such delivery to the Company or the person or persons identified by the Company. In no event shall the Trustee be responsible for the voting of shares of securities held as assets of the Trust or for ascertaining or monitoring whether, or how, proxies are voted or whether the proper number of proxies is received.

      (d) Notwithstanding any other provision of this Agreement, if the Trustee shall determine that the Trust consists in whole or in part of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value is not readily available, the Trustee may request that the Company instruct the Trustee concerning the value of such property for all purposes under the Plan and this Agreement, and the Company shall comply with that request. The Trustee shall be entitled to rely upon the value placed upon such property by the Company for all purposes. At the Trustee's option, it may request that the Company hire an independent appraiser to value property. Alternatively, if the Trustee chooses, or if the Company shall fail or refuse to instruct the Trustee on the value of such property within a reasonable time after receipt of the Trustee's request, the Trustee at its sole discretion may engage an independent appraiser to determine the fair market value of such property. Any expense with respect to such appraisal shall be paid by the Trustee out of the assets of the Trust or, at the option of the Company, by the Company.

SECTION 13. TRUSTEE'S USE OF AFFILIATES.

      (a) The Trustee is authorized to contract or make other arrangements with any of its affiliates and subsidiaries, successors, and assigns, and any other organizations affiliated with or subsidiaries of the Trustee or related entities, for the provision of services to the Trust or Plan, except where such arrangements are prohibited by law or regulation.

      (b) The Trustee is authorized to place securities orders, settle securities trades, hold securities in custody and other related activities on behalf of the Trust through or by any of its affiliates and subsidiaries, successors, and assigns unless the Company specifically instructs the use of another broker. Trades and related activities conducted through the broker shall be subject to fees and commissions established by the broker, which may be paid from the assets of the Trust or netted from the proceeds of trades.

      (c) Trades shall not be executed through any person or entity unless the Company has received disclosure concerning the relationship of such person or entity to the Trustee, and the fees and commissions which may be paid to such person or entity, the Trustee and any affiliate or subsidiary of any of them as a result of using such person to execute trades or for other services.

      (d) The Trustee is authorized to disclose such information as is necessary to the operation and administration of the Trust to any of its affiliates, and to such other persons or organizations that the Trustee determines have a legitimate business purpose for obtaining such information.

SECTION 14. AMENDMENT OR TERMINATION.

      (a) This Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan.

      (b) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Agreement prior to the time all benefit payments under the Plan have been made.

SECTION 15. MISCELLANEOUS.

      (a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

      (b) Benefits payable to Plan participants and their beneficiaries under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment levy, execution or other legal or equitable process.

      (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

SECTION 16. EFFECTIVE DATE.

      The effective date of this Agreement shall be ____________ , 2001.

      IN WITNESS WHEREOF, the Trustee and the Company have approved and adopted this Mesa Air Group, Inc. Deferred Compensation Trust Agreement this _____ day of _______________________, 2001.



                                          MESA AIR GROUP, INC.

                                          By: _________________________________


                                          Title: ______________________________


                                          Date:  ______________________________



                                          [TRUSTEE]



                                          By: _________________________________


                                          Title: ______________________________


                                          Date:  ______________________________

                                                                       EXHIBIT D


                              CONSULTING AGREEMENT

            CONSULTING AGREEMENT (this "Agreement") made and entered ____ ___, _____ (the "Effective Date"), between Mesa Air Group, Inc., a Nevada Corporation (the "Company"), with its principal place of business at 410 North 44th Street, Phoenix, Arizona 85008, and Michael J. Lotz ("Consultant"), residing at 7400 Gainey Club Drive #140, Scottsdale, AZ 85258.

            WHEREAS, Consultant has been employed by the Company under an employment agreement dated as of January 1, 2001 (the "Employment
Agreement"); and

            WHEREAS, Consultant's employment with the Company terminated as of ______ __, _____.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the parties agree as follows:


                                    ARTICLE 1

                            RETENTION AS CONSULTANT.

            The Company hereby retains Consultant as a consultant to the Company.

            ARTICLE 1.01 Services. Consultant shall render general management consulting services ("Services") to the Company as may reasonably be requested of him from time to time by the Company's Board of Directors. Consultant shall have no minimum hourly service requirement. Except as may be specifically agreed to by the Company, Consultant shall pay his own expenses relating to his performance of this Agreement, except for travel expenses, which will be borne by the Company.

            ARTICLE 1.02 Performance. Upon reasonable notice, Consultant shall perform such Services in Phoenix, Arizona or such other location as the parties may mutually agree.

            ARTICLE 1.03 Term. Unless sooner terminated as hereinafter set forth, the term of this Agreement shall end as of the close of business on the anniversary of the date hereof, except that the term shall be extended for up to nine additional one-year terms if Consultant, at his election, gives notice of renewal to the Company at any time prior to the end of the then current one year term.

            ARTICLE 1.04 Payment. Consultant shall be entitled to be compensated at the rate of $150,000 per annum, payable in semi-annual installments. The compensation set forth above shall be the sole compensation payable to Consultant for his performance hereunder.

            ARTICLE 1.05      .0    Other Benefits.  During the term of this
Agreement, the Company shall provide Consultant with life and health insurance benefits and perquisites substantially similar to those which Consultant was receiving immediately prior to the date hereof. Life and health insurance coverage provided by the Company will terminate automatically upon Consultant's employment with any other entity which
provides life and health insurance coverage.   During the term of this
Agreement, the Company shall use reasonable efforts to obtain for the benefit of Consultant and Consultant's immediate family (Consultant's spouse, Consultant's children, and the spouse and children of any of Consultant's children), the right to fly on a complimentary basis on the aircraft of other airlines, on a positive space basis. Such efforts shall include negotiating in good faith with other carriers for such rights and offering reciprocal rights to the executives (and their immediate family members) of such other carriers. The Company shall provide to Consultant and Consultant's immediate family, during the life of each such individual, the right to fly on a complimentary basis on any aircraft operated by the Company or any affiliate at any time, on a positive space basis; the Company shall use its best efforts to cause any successor or subsequent successor to the business or assets of the Company to grant such rights as to all routes operated by such successor (or subsequent successor) and any of its affiliates. Consultant will not be entitled to receive any vacation or illness payments, or to participate in any plans, arrangements, or distributions by the Company pertaining to any bonus, profit sharing, or similar benefits for the Company's employees. During the term of this Agreement, the Company shall provide to Consultant, for Consultant's personal use and enjoyment, at no cost to Consultant, the use of any Company owned or operated aircraft selected by Consultant (together with pilots, fuel, landing fees, and other related costs and personnel associated with such use), for up to 50 flight
hours per calendar year.   The selection of aircraft and the scheduling of
the use of such aircraft shall be subject to reasonable requirements of the Company concerning availability of such aircraft and personnel to operate such aircraft.



                                    ARTICLE 2

                             RELATIONSHIP OF PARTIES

            ARTICLE 2.01 Independent Contractor. Consultant is an independent contractor and is not an agent or employee of, and has no authority to bind, the Company by contract or otherwise. Consultant will perform the Services under the general direction of the Board of Directors of the Company, but Consultant will determine, in Consultant's sole discretion, the manner and means by which the Services are accomplished, subject to the requirement that Consultant shall at all times comply with applicable law. Because Consultant is an independent contractor, the Company has no right or authority to control the manner or means by which the Services are accomplished. Any employee, independent contractor or agent used by Consultant in the course of performing the Services hereunder is the sole responsibility of Consultant.

            ARTICLE 2.02 Employment Taxes. Consultant will report as self-employment income all compensation received by Consultant pursuant to this Agreement. Consultant will indemnify the Company and hold it harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals, relating to any obligation imposed by law on the Company to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with compensation received by Consultant pursuant to this Agreement.


                                   ARTICLE III

                            CONFIDENTIAL INFORMATION

            Section 3.01 Confidential Information and Materials. Consultant agrees that during the course of his engagement as a consultant by the Company, he has obtained and shall likely obtain in the future "Confidential Information." "Confidential Information" in information concerning the Company which the Company attempts to keep confidential, has not been publicly disclosed by the Company or any other person, is not a matter of common knowledge in the airline industry, and was not known by Consultant prior to his engagement by the Company, including certain information relating to the business plans, marketing plans or programs, forecasts, statistics relating to routes and markets, contracts, customers, compensation arrangements, and business opportunities. Consultant agrees that the Confidential Information is proprietary to the Company.

            Section 3.02 General Knowledge. The general skills and experience gained by Consultant during Consultant's employment or engagement by the Company, and information publicly available or generally known within the airline industry, is not considered Confidential Information. Consultant is not restricted from working with a person or entity which has independently developed information or materials similar to the Confidential Information, but in such a circumstance, Consultant agrees not to disclose the fact that any similarity exists between the Confidential Information and the independently developed information and materials, and Consultant understands that such similarity does not excuse Consultant from the non-disclosure and other obligations in this Agreement.

            Section 3.03 Consultant Obligations as to Confidential Information and Materials. During Consultant's engagement by the Company, Consultant shall have access to the Confidential Information and shall occupy a position of trust and confidence with respect to the Confidential Information and the Company's affairs and business. Consultant agrees to take the following steps to preserve the confidential and proprietary nature of the Confidential Information:

            (a) Non-Disclosure. During and for a period of one year after Consultant's engagement by the Company, Consultant shall not use, disclose or otherwise permit any person or entity access to any of the Confidential Information other than as required in the performance of Consultant's duties with the Company and other than is required to be disclosed by law or by any court, administrative agency, or arbitration panel.

            (b) Prevent Disclosure. During and for a period of one year after Consultant's engagement by the Company, Consultant shall take all reasonable precautions to prevent disclosure of the Confidential Information to unauthorized persons or entities, other than is required to be disclosed by law or by any court, administrative agency, or arbitration panel.

            (c) Return All Materials. Upon termination of Consultant's engagement by the Company for any reason whatsoever, Consultant shall deliver to the Company all tangible materials embodying the Confidential Information, including any documentation, records, listings, notes, data, sketches, drawings, memoranda, models, accounts, reference materials, samples, machine-readable media and equipment which in any way relate to the Confidential Information and shall not retain any copies of any of the above materials.


                                    ARTICLE 3

                  STANDARD OF CARE; INDEMNIFICATION BY COMPANY

            (a) The parties intend that the standard of care applicable to the Consultant in performing its obligations under this Agreement will be to act with the reasonable belief that such action is in the best interests of the Company. The Consultant will not be liable to the Company for any act or omission performed or omitted by the Consultant except to the extent that the Consultant breaches the foregoing standard of care and such action or omission constitutes gross negligence or wilful misconduct. The Company will indemnify and hold harmless the Consultant from any loss, liability or damage incurred or suffered by the Consultant by reason of any act performed or omitted to be performed, or alleged to have been performed or omitted, by the Consultant in connection with the business of the Company (including any judgment, award, settlement, costs and other expenses, and reasonable attorneys' fees incurred in connection with the defense of any actual or threatened claim or action based on any such act or omission). However, if the action or omission to act of the Consultant caused the loss, liability, or damage incurred or suffered, then the Consultant may not receive indemnification or avoid liability by reason of this provision with respect to any claim as to which the Consultant is found by a final, non-appealable judgment of a court of competent jurisdiction to have acted contrary to the standard of care described in the first sentence of this Section and such judgment includes a finding that such action or omission constituted gross negligence or wilful misconduct. Any such indemnification will be made promptly following the fixing of the loss, liability or damage incurred or suffered by court order, settlement agreement or otherwise, except that any attorneys' fees and the expenses of defense shall be paid as incurred (subject to the duty of the Consultant to return such payments to the extent that the Consultant is found by a final, non-appealable judgment of a court of competent jurisdiction to have acted contrary to the standard of care described in the first sentence of this Section and such judgment includes a finding that such action or omission constituted gross negligence or wilful misconduct). Consultant shall notify the Company promptly concerning any claim or action against Consultant as to which Consultant claims rights to indemnification under this Agreement, but the failure of Consultant to notify the Company promptly will not relieve the Company of any obligation under this Agreement, except to the extent that the Company is prejudiced by such failure. Consultant may choose counsel to defend Consultant in connection with any claim or action against Consultant as to which Consultant seeks indemnification under this Agreement. Consultant may settle any claim or action against Consultant as to which Consultant is entitled to indemnification (and shall be entitled to indemnification with respect to such settlement), subject to the consent of the Company, not to be unreasonably withheld.

            (b) At any time during the term of this Agreement, upon the Company's request and at the company's expense, Consultant will obtain errors and omissions insurance for the benefit of the Company, covering the services performed by Consultant under this Agreement.


                                    ARTICLE 4

                           TERMINATION AND EXPIRATION

            ARTICLE 4.01 Breach. Either party may terminate this Agreement in the event of a material breach by the other party of this Agreement if such breach continues uncured for a period of ten (10) days after written notice.

            ARTICLE 4.02 At Will. The Company may terminate this Agreement at any time, for any reason or no reason, by written notice to Consultant. In the event the Company terminates this Agreement for any reason other than for breach of Section 3 or Subsection 5.1, Consultant shall be entitled to receive payment hereunder until the earlier of Consultant's death and the close of business on December 31, 2010.

            ARTICLE 4.03 Expiration. Unless terminated earlier, this Agreement will expire at the end of the period of consultancy.

            ARTICLE 4.04 No Election of Remedies. The election by the Company to terminate this Agreement in accordance with its terms shall not be deemed an election of remedies, and all other remedies provided by this Agreement or available at law or in equity shall survive any termination.


                                    ARTICLE 5

                       EFFECT OF EXPIRATION OR TERMINATION

            ARTICLE 5.01 Survival of Obligations. Upon the expiration or termination of this Agreement for any reason, each party will be released from all obligations to the other arising after the date of expiration or termination, except that expiration or termination of this Agreement will not relieve Consultant of its obligations under Section 3 above, or the Company of its payment obligations under Article or Section 4.02, nor will expiration or termination relieve Consultant or the Company from any liability arising from any breach of this Agreement.

            ARTICLE 5.02 Return of Confidential Information. Upon the expiration or termination of this Agreement for any reason, Consultant will promptly notify the Company of all Confidential Information, including, but not limited to, the content in Consultant's possession and, in accordance with the Company's instructions, will promptly deliver to the Company all such Confidential Information.

                                    ARTICLE 6

                                    COVENANTS

            ARTICLE 6.01 Solicitation of Employment. Consultant agrees that he will not solicit the services of any of the employees, consultants, or advisors of the Company for the Period of Consultancy and for six (6) months thereafter without the prior written consent of the Company.

            ARTICLE 6.02 Time of Performance. Consultant represents and warrants that Consultant has performed all Services during Consultant's free time and in no event has Consultant performed the Services during the course of Consultant's work as an employee, consultant, independent contractor or otherwise with any independent third party.


                                    ARTICLE 7

                                     GENERAL

            ARTICLE 7.01 Assignment. Consultant may not assign Consultant's rights or delegate Consultant's duties under this Agreement, either in whole or in part, without the prior written consent of the Company. Any attempted assignment or delegation without such consent will be void.

            ARTICLE 7.02 Equitable Remedies. Because the Services are personal and unique and because Consultant will have access to Confidential Information of the Company, the Company will have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief without the need to post a bond or other security, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

            ARTICLE 7.03 Attorneys' Fees. If any action is necessary to enforce the terms of this Agreement, the substantially prevailing party will be entitled to reasonable attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

            ARTICLE 7.04 Governing Law; Severability. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, EXCLUDING THAT BODY OF LAW PERTAINING TO CONFLICT OF LAWS. If any provision of this Agreement is for any reason found to be inoperative, invalid or unenforceable, the remainder of this Agreement will continue in full force and effect without regard to such inoperative, invalid or unenforceable provision and, to this end all provisions of this Agreement are declared to be severable.

            ARTICLE 7.05 Notices. All the notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, to the parties to this Agreement at the following addresses:

            If to the Company, to it at:

            Mesa Air Group, Inc.
            410 North 44th Street, Suite 700
            Phoenix, AZ  85008
            Attn: Chair of Board of Directors

            If to the Consultant, to him at:

            4840 Grandview
            Phoenix, AZ  85018

            With a copy to:

            James F. Wood, Esq.
            Sherman & Howard L.L.C.
            3000 First Interstate Tower North
            633 17th Street, Suite 3000
            Denver, CO 80202

            ARTICLE 7.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

            ARTICLE 7.07            Complete Understanding; Modification.
This Agreement, together with the Amendment to Agreement and the Exhibits thereto, constitutes the complete and exclusive understanding and agreement of the parties and supersedes all prior understandings and agreements, whether written or oral, with respect to the subject matter hereof. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties hereto.

            IN WITNESS WHEREOF, the parties have signed this Agreement as of the Effective Date.


MESA AIR GROUP, INC.                    CONSULTANT




   By:...............................      By:.................................
   Name:                                   Name: Michael J. Lotz
   Title: